ASSET TRANSFER AGREEMENT
      This Asset Transfer Agreement is made as of this 18th day of July, 2001 between SONIC GARDEN, INC., a California corporation
("Buyer") and THE PHOENIX GROUP INTERNATIONAL, LLC, a Delaware limited liability company ("Seller").


                             WITNESSETH:
                             ----------

      WHEREAS, Seller has been developing a web-based digital music business under the name "Sonic Garden";

      WHEREAS, Buyer was formed for the purpose of carrying on that business of Seller;

      WHEREAS, Seller desires to transfer to Buyer, and Buyer desires to acquire from Seller, the assets, properties and business of Seller as hereinafter described pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, as hereinafter set forth.


                              AGREEMENT
                              ---------

      NOW, THEREFORE, in consideration of the premises and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


     1. Transfer of Assets. Subject to the terms and conditions of this
Agreement, Seller hereby agrees to assign and transfer to Buyer, and Buyer hereby agrees to acquire the following assets, rights, and properties of Seller, free and clear of any and all liens, claims, liabilities, obligations, pledges, encumbrances, charges and restrictions of every kind, nature and description (the "Acquired Assets"):

          a. All of the furniture, inventory, fixtures, machinery, and equipment listed on Schedule 1. hereto;

          b. All customer and vendor lists and information, files, books of account and ledgers or other instruments or documents pertaining to the assets being acquired by Buyer hereunder;

          c. All leases, rental agreements, contracts and agreements of Seller listed on Schedule 1. hereto (the "Assumed Contracts"); and

          d. Certain of Seller's intellectual property and intangibles, including, without limitation by reason of specification, those designs,
computer programs, software,   trademarks,  service  marks,  trade  names,
copyrights, copyright registrations  and  applications therefor, domain names,
technical  information, and other   confidential   information
relating  thereto,   including   those intellectual property assets described
on Schedule 1.

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     2. Purchase Price.
        --------------

           a.  Purchase  Price.   Buyer shall issue  to  Seller four  million
(4,000,000) shares of Buyer's Common Stock, valued at one cent ($0.01) per share (the "Purchase Price") in exchange for the Acquired Assets.

           b. Allocation of Purchase Price. Buyer and the Seller agree that the fair market value of the Acquired Assets is forty thousand dollars ($40,000).

     3. Assumption of Certain Liabilities and Obligations. Buyer shall assume and agree to perform Seller's obligations arising under or incidental to the Assumed Contracts.

     4. Representations and Warranties of Seller. Seller represents and warrants to, and agrees with, Buyer as follows:

          a. Binding Effect. This Agreement and each instrument executed and to be executed by Seller in connection herewith are and will be the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

          b. Authorization. The execution, delivery and performance by Seller of this Agreement and each instrument executed and to be executed by Seller in connection herewith, and consummation of the transactions provided for herein and therein, are within the power of Seller and do not and will not contravene any law, regulation, judgment, decree, order or award relating to Seller or conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge, security interest or encumbrance upon, any of the assets or properties of Seller pursuant to any indenture, mortgage, lease, security agreement, partnership agreement or other agreement to which Seller is a party or by which Seller is bound.

          c. Title. Seller has good and marketable title in and to all of the Acquired Assets, and upon consummation of the transactions provided for herein, good and marketable title to the Acquired Assets, free and clear of all liens, claims, charges, security interests and encumbrances of any nature whatsoever, shall be vested in Buyer.

          d.   Contracts.
               ---------

               i. Seller has delivered to Buyer true, correct and complete copies of all of the Assumed Contracts.

               ii.       Seller is not in default under any Assumed Contract,
    and Seller has not received any notice or claim to the contrary. Seller does not know of any default under any Assumed Contract by any other party thereto.
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          e.        Claims and Litigation.  There are no material claims, suits, legal, administrative, arbitration or other proceedings pending or threatened against or affecting Seller or any of the Acquired Assets, and, to the best of the knowledge of Seller, there is no existing basis for any thereof, and there are no outstanding judgments, decrees, orders or awards relating to the Acquired Assets.

     5. Representations and Warranties of Buyer. Buyer represents and warrants to, and agrees with, Seller as follows:

          a. Binding Effect. This Agreement and each instrument executed and to be executed by Buyer in connection herewith are and will be the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

          b. Authorization. The execution, delivery and performance by Buyer of this Agreement, the issuance of the Shares and each instrument
executed and  to be   executed  by  Buyer  in  connection  herewith,  and
consummation of the transactions provided for herein and therein, are and will be within the corporate powers of Buyer, have been duly authorized by all necessary corporate action, require no governmental approval, and do not and will not contravene any law, regulation, judgment, decree, order or award relating to Buyer or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, lease, security agreement, partnership agreement or other agreement to which Buyer is a party or by which Buyer is bound.

     6.         Further  Assurances.   If at any time any  further
assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in Buyer the title to any of the Acquired Assets, or to confirm the assumption by Buyer of any liability or obligation of Seller expressly assumed by Buyer hereunder, or otherwise to carry out the provisions hereof, the proper officers and directors of Seller or of Buyer, as the case may be, shall execute and deliver any and all proper deeds, assignments, instruments of assumption, powers of attorney and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in Buyer or to confirm the assumption by Buyer of any such liability or obligation of Seller, as the case may be, and otherwise to carry out the provisions hereof.

     7.   Miscellaneous.
          -------------

          a. Parties in Interest. This Agreement shall inure solely to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

          b. Prior Agreements; Modifications. This Agreement shall supersede all prior agreements, documents or other instruments with respect to the matters covered hereby. This Agreement may be amended only by an instrument in writing, duly signed by or on behalf of the parties hereto.


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          c.        Captions.  The captions in this Agreement are for
convenience only and shall not be considered a part of or affect the construction or interpretation of any provision hereof.

          d. Governing Law. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of California.

          e. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

          f. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, addressed as follows:

          To Buyer:
          Sonic Garden, Inc.
          18 Lansing Street, Suite 305
          San Francisco, CA 94105
          Fax (415) 371-8206

          To Seller:
          The Phoenix Group International, LLC
          18 Lansing Street,  Suite 305
          San Francisco, CA 94105
          Fax (415) 371-8206


Any party may from time to time change its address for purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the parties to be charged therewith.

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     IN  WITNESS  WHEREOF, each of the parties hereto, intending to be legally bound hereby, has caused this Agreement to be signed in its name by the undersigned thereunto duly authorized, all as of the date first above written.

                              "Buyer"

                              Sonic Garden, Inc.

                              By:_______________________________
                                   Raoul Krakowski, Director
                                   & Secretary



                              "Seller"

                              The Phoenix Group International, LLC


                              By: _______________________________
                                   Paul Abramson, President

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                             Schedule 1

                             ----------

        Seller's Furniture, Fixtures, Inventory, Machinery,
         and Equipment Seller's Leases, Rental Agreements,
                      Contracts And Agreements
                   Seller's Intellectual Property



  I.   License of Intellectual Property & Contracts
       a. Database, File-Server & Web Site. TPGI assigns to Sonic all of TPGI's rights to the elements that currently comprise
          TPGI's XYZRecords.com, including, but not limited to, the graphics, source-code, multimedia files, database, database infrastructure, artist information and such other elements as may be required to make use of such properties. All files shall be delivered free of password protection or together with a schedule of all requisite passwords.

  II.  Assignment of Contracts & Materials
       a. Assignment of Rights. TPGI hereby assigns to Sonic any and all residual or continuing rights under the terms of the Recording Contract(s) with The Color Red and AcidNine and any related or subsequent agreements, settlements or contracts relating thereto.

        b.Transfer of Artist Materials.  In conjunction with the license in item I(b) & II(a) above, TPGI hereby assigns to Sonic all artist Materials (CDs, Merchandise etc.) currently in TPGI's possession for the primary purpose of marketing such Materials under the terms and conditions of Artist compensation as those agreed upon in the related Agreement(s) or subsequently agreed upon by the Artists. Sonic shall be responsible for the transportation of such Materials and shall be solely responsible for the payments to Artists required under the terms of the Artist Agreement(s) for any sales of such Materials by Sonic or its assignee, and/or the return of such Materials to the Artists as may be requested or required by the Artists or their authorized representatives under the terms of the Artist Agreement(s).

  III. Assignment of Hardware Purchased
       a. Fileserver and related Hardware. TPGI assigns to Sonic all rights and ownership of the computer servers and hardware currently being used by TPGI to develop and host the Sonic site, including:

             i.   Compaq Proliant 8000 server (retail cost $45,000)

             ii.  Six (6) 1" 10k rpm 73.4GB Seagate hard drives

             iii. Hardware & Software associated with same



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